CERTIFICATION OF
CHIEF FINANCIAL OFFICER AND
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of China Digital Communication Group for the quarter ended June 30, 2007, I, Jiangcheng Wu, Chief Financial Officer of China Digital Communication Group Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ended June 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of China Digital Communication Group

Date: August 14, 2007

CHINA DIGITAL COMMUNICATION GROUP

By: /s/ Jiangcheng Wu
Jiangcheng Wu
Chief Financial Officer